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                                                                    EXHIBIT 23.2

                           JOHN L. O'BRIEN & COMPANY
                          Certified Public Accountants

Partners                                            1305 Joseph Vance Building
John L. O'Brien                 August 16, 2000         1402 Third Avenue
Frank E. Christensen                              Seattle, Washington 98101-2156
Linda M. Canney                                           (206) 624-3636
                                                        Fax (206) 624-8660


EvergreenBank
P.O. Box 1722
Seattle, Washington 98111-1722

                                        Re: EvergreenBank 2000 Stock Option Plan

Dear Ladies and Gentlemen:

We consent to the inclusion of our report dated January 17, 2001 appearing on page 28 of the 2000 EvergreenBank Annual Report which accompanies the balance sheets of EvergreenBank as of December 31, 2000 and 1999 and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, appearing as pages 29 through 57 in the 2000 EvergreenBank Annual Report in the Registration Statement under the Securities Act of 1933, Form S-8, being filed in connection with the EvergreenBank 2000 Stock Option Plan.

                                   /s/ John L. O'Brien & Company


                                   Certified Public Accountants
                                   Seattle, Washington